Exhibit 2.3

List of Omitted Schedules to Amended and Restated Merger and Share Exchange Agreement

Pursuant to Item 601(b)(2) of Regulation S-K, BGS Acquisition Subsidiary, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule identified below to the Securities and Exchange Commission upon request.

Schedule	Description

Schedule 4.1	Corporate Existence and Power
Schedule 4.4	Non-Contravention
Schedule 4.5	Capitalization
Schedule 4.8	Affiliates
Schedule 4.9	Assumed Names
Schedule 4.10	Subsidiaries
Schedule 4.11	Consents
Schedule 4.12	Financial Statements
Schedule 4.13	Books and Records
Schedule 4.14	Absence of Certain Changes
Schedule 4.15	Properties; Title to the Target Companies’ Assets
Schedule 4.16	Litigation
Schedule 4.17	Contracts
Schedule 4.18	Insurance
Schedule 4.19	Licenses and Permits
Schedule 4.20	Compliance with Laws
Schedule 4.21	Intellectual Property
Schedule 4.22	Customers and Suppliers
Schedule 4.23	Accounts Receivable and Payable; Loans
Schedule 4.24	Pre-payments
Schedule 4.25	Employees
Schedule 4.26	Employee Matters
Schedule 4.27	Withholding
Schedule 4.28	Employee Benefits and Compensation
Schedule 4.29	Real Property
Schedule 4.30	Accounts
Schedule 4.31	Tax and Other Returns and Reports
Schedule 4.32	Environmental Laws
Schedule 4.33	Finders’ Fees
Schedule 4.34	Powers of Attorney and Suretyships
Schedule 4.35	Directors and Officers
Schedule 4.40	Occupational Safety and Health
Schedule 9.1	Conduct of Business
Schedule 9.4	Exclusivity
Schedule 9.9	Key Personnel